Exhibit 3.21

AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

OF

ACMI HOLDINGS, INC.

(formerly Crane Mergeco Holdings, Inc. incorporated on

September 4, 2001)

ACMI Holdings, Inc., a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1. The original Certificate of Incorporation was filed with the Secretary of State on September 4, 2001, and the name under which it was originally incorporated is Crane Mergeco Holdings, Inc., which name was changed to ACMI Holdings, Inc. on January 24, 2002.

2. The following Amended and Restated Certificate of Incorporation, amended to read in its entirety to read as attached hereto Exhibit A, was duly proposed by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law:

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 7th day of July, 2004.

ACMI HOLDINGS, INC.

By	/s/ William F. Dawson
William F. Dawson, Chairman

Exhibit A to Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACMI HOLDINGS, INC.

(formerly Crane Mergeco Holdings, Inc. Incorporated on September 4, 2001)

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

ARTICLE 1. NAME

The name of this corporation is Sesame Holdings, Inc.

ARTICLE 2. REGISTERED OFFICE AND AGENT

The address of the registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3. PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4. SHARES

The total authorized capital stock of this corporation shall consist of 1,000 shares of common stock having a par value of $0.001 per share.

ARTICLE 5. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 6. ELECTION OF DIRECTORS

Written ballots are not required in the election of Directors.

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

ARTICLE 8. PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 9. CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 10. AMENDMENTS TO CERTIFICATE OF

INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 12. ACTION BY STOCKHOLDERS WITHOUT A

MEETING

Any action that could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is September 4, 2001.

4.)	The name of the Corporation immediately prior to filing this Certificate is Sesame Holdings, Inc..

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Sesame Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of February         , A.D. 2013.

By:	/s/ Donald R. Rench
Authorized Person

Name:	Donald R. Rench
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